EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to shares of Cintas Common Stock to be issued under the Unitog Company 1992 Stock Option Plan, as amended, and Unitog Company 1997 Stock Option Plan of our report dated July 2, 1998, with respect to the consolidated financial statements of Cintas Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended May 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                       Ernst & Young LLP

Cincinnati, Ohio
March 22, 1999